                                                               EXHIBIT 27(e)(11)

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MINNESOTA LIFE

                                                                GUARANTEED ISSUE
                                                    PROPOSED INSURED INFORMATION


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Minnesota Life Insurance Company   o   Individual Policy Issues   o   400 Robert Street North   o   St. Paul, Minnesota 55101-2098
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I,                                         GIVE CONSENT TO AUTHORIZE AND ALLOW,
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      (FULL NAME OF PROPOSED INSURED)
                                            THE AUTHORITY TO PURCHASE LIFE
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         (FULL NAME OF OWNER)

INSURANCE COVERAGE ON MY LIFE, AND TO MAKE ANY FUTURE CHANGE IN THE AMOUNT OF
INSURANCE ON MY LIFE THAT MAY BE REQUESTED IN WRITING BY THE OWNER. I
ACKNOWLEDGE THAT I WILL NOT RECEIVE ANY DEATH BENEFIT PROCEEDS FROM THIS POLICY.
I ALSO ACKNOWLEDGE THIS COVERAGE MAY CONTINUE AFTER I NO LONGER HAVE AN
ASSOCIATION WITH THE OWNER.

PROPOSED INSURED INFORMATION

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NAME                                                                                                                     GENDER

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DATE OF BIRTH (Month, Day, Year)              SOCIAL SECURITY NUMBER                      BUSINESS TELEPHONE NUMBER

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ADDRESS 1

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ADDRESS 2

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CITY                                                                                                       STATE      ZIP CODE


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SUPPLEMENTAL INFORMATION

1.   Are you performing all the duties of your normal occupation on a full-time basis (at least 30 hours
     per week) at your customary place of employment?                                                        [ ]  Yes  [ ]  No

     If no, please provide details:
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2.   Within the past 90 days, have you been hospitalized or absent from work due to illness or injury for
     any period of 5 consecutive days?                                                                       [ ]  Yes  [ ]  No

     If yes, please provide details:
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3.   Have you ever used tobacco or any other nicotine products?                                              [ ]  Yes  [ ]  No

     If yes, please indicate:

     Date of last use:
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     Frequency of use:
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     Type of product(s) used:
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                                                                  Minnesota Life

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PROPOSED INSURED NAME (Last, First, Middle Name)

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AGREEMENTS/CERTIFICATION: I have read or had read to me the statements and answers recorded on the Proposed Insured Information of my application. They are given to obtain this insurance and are to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the Time Limit on Certain Defenses, incontestability provisions, and legal proceedings. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid. IF SUCH CONDITIONS ARE MET THE INSURANCE WILL TAKE EFFECT AS OF THE POLICY DATE SPECIFIED IN THE POLICY; THE ONLY EXCEPTION TO THIS IS PROVIDED IN THE RECEIPT AND TEMPORARY LIFE INSURANCE AGREEMENT, ISSUED IF THE PREMIUM IS PAID IN ADVANCE. No deposit has been made nor any premium paid on the policy applied for either in cash or by extension of credit, except as stated on this application.

AUTHORIZATION: This information may be made available to Underwriting, Claims, & Support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-four months from the date it is signed. I may revoke this authorization at any time by sending a written request addressed to the Individual Underwriting Department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098.

I understand that I have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original.

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

I HAVE READ THE STATEMENTS AND ANSWERS RECORDED ON THIS PROPOSED INSURED APPLICATION; THEY ARE TO THE BEST OF MY KNOWLEDGE AND BELIEF TRUE, COMPLETE, AND CORRECTLY RECORDED. I AGREE THEY WILL BECOME A PART OF THIS APPLICATION AND ANY POLICY ISSUED ON IT.

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PROPOSED INSURED SIGNATURE

X
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WITNESS

X
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DATE SIGNED                          CITY                         STATE

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